Exhibit 32.1

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Manhattan Pharmaceuticals, Inc. hereby certifies that, to the best of their knowledge:

(a) the Annual Report on Form 10-KSB of Manhattan Pharmaceuticals, Inc. for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Manhattan Pharmaceuticals, Inc.

Dated: April 2, 2007	/s/ Douglas Abel
Douglas Abel President and Chief Executive Officer

Dated: April 2, 2007	/s/ Michael G. McGuinness
Michael G. McGuinness Chief Financial Officer